Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11/S-3 of our report dated April 24, 2006, relating to the financial statements and financial statement schedule of Affordable Residential Communities LP, which appears in such Registration Statement.  We also consent to the incorporation by reference in this Registration Statement on Form S-11/S-3 of our report dated March 20, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Affordable Residential Communities Inc., which appears in Affordable Residential Communities Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado

May 3, 2006